EXHIBIT 23.1


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Factual Data Corp. on Form S-8 of our report dated January 22, 1998 appearing in the Registration Statement on Form SB-2 (No. 333-47051).


/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
October 26, 1998